Exhibit 99.2
ChoicePay, Inc.
Unaudited Financial Statements
September 30, 2008

ChoicePay, Inc.
Balance Sheet
(Unaudited)
September 30, 2008
ASSETS:
Current assets:
Cash	$981,593
Escrow accounts	2,931,003
Accounts receivable	174,547
Prepaid expenses and other current assets	231,753
Total current assets	4,318,896

Property and equipment, at cost:
Furniture, fixtures and equipment	5,746,176
Accumulated depreciation	(3,310,550)
2,435,626

Total assets	$6,754,522

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT):
Current liabilities:
Current portion of long-term debt	$770,800
Accounts payable--escrow accounts	2,931,003
Accounts payable	23,268
Accrued liabilities	1,659,195
Total current liabilities	5,384,266

Long-term debt	3,444,753
Total liabilities	8,829,019

Commitments and contingencies (Note 9)

Shareholders’ equity (deficit):
Preferred stock (Series A), 12% cumulative, $.0007 par value; authorized 70,000 shares; issued and outstanding 58,130 shares	40
Preferred stock (Series B), 16% cumulative, $.0007 par value; authorized 40,000 shares; issued and outstanding 10,000 shares	7
Common stock, $.0007 par value; authorized 75,000,000
shares; issued and outstanding 1,800,239 shares	1,260
Additional paid-in capital	10,411,404
Treasury stock, at cost, 4,000 common shares	(100,000)
Retained deficit	(12,387,208)
Total shareholders’ equity (deficit)	(2,074,497)
Total liabilities and shareholders’ equity (deficit)	$6,754,522

See Notes to Unaudited Financial Statements

ChoicePay, Inc.
Statements of Operations
(Unaudited)
	Nine months ended
	September 30, 2008	September 30, 2007

Revenues	$7,518,880	$6,938,410

Costs and expenses:
Direct costs	4,746,606	3,940,596
General and administrative	4,555,441	4,526,060
Depreciation	878,697	708,077
Loss/(gain) on sale of property and equipment	(944)	13,386
Total costs and expenses	10,179,800	9,188,119
Loss from operations before other income/(expense)	(2,660,920)	(2,249,709)

Other income/(expense):
Interest income	35,876	87,129
Interest expense	(251,545)	(282,570)
Total other expense	(215,669)	(195,441)

Net loss	$(2,876,589)	$(2,445,150)

See Notes to Unaudited Financial Statements

ChoicePay, Inc.
Statement of Shareholders’ Equity (Deficit)
Nine months ended September 30, 2008

	Common Stock		Preferred Stock		Additional Paid-in	Retained	Treasury	Total Shareholders' Equity
	Shares	Amount	Shares	Amount	capital	Deficit	Stock	(Deficit)
Balance at December 31, 2007	1,800,239	$1,260	57,430	$40	$9,826,257	$(9,510,619)	$(100,000)	$216,938
Net loss	—	—	—	—	—	(2,876,589)	—	(2,876,589)
Stock issued	—	—	10,000	7	999,993	—	—	1,000,000
Stock issued-- compensation	—	—	700	—	70,000	—	—	70,000
Stock options issued	—	—	—	—	116,669	—	—	116,669
Dividends on preferred stock	—	—	—	—	(601,515)	—	—	(601,515)
Balance at September 30, 2008	1,800,239	$1,260	68,130	$47	$10,411,404	$(12,387,208)	$(100,000)	$(2,074,497)

See Notes to Unaudited Financial Statements

ChoicePay, Inc.
Statements of Cash Flows
(Unaudited)
	Nine months ended
	September 30, 2008	September 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,876,589)	$(2,445,150)
Non-cash items included in net income
Depreciation	878,697	708,077
Stock compensation	70,000	38,000
Stock options granted	116,669	135,000
Loss/(gain) on sale of property and equipment	(944)	13,386
Net effect of changes in assets and liabilities:
Accounts receivable	19,919	14,260
Accounts payable and accrued liabilities	192,753	215,663
Prepaid expenses and other current assets	59,939	19,386
Cash used in operating activities	(1,539,556)	(1,301,378)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(378,631)	(256,526)
Proceeds from sale of property and equipment	1,050	2,396
Cash used in investing activities	(377,581)	(254,130)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock	1,000,000	950,000
Proceeds from issuance of long-term debt	250,000	—
Principal payments on long-term debt	(447,454)	(187,901)
Dividend payment	(172,734)	(327,069)
Cash provided by financing activities	629,812	435,030
Net decrease in cash	(1,287,325)	(1,120,478)
Cash at beginning of period	2,268,918	3,889,153
Cash at end of period	$981,593	$2,768,675

Supplemental Cash Flow Information
Interest paid	$83,293	$69,936
Capital lease obligations incurred for equipment	$654,753	$50,600
Conversion of long-term debt to preferred stock	$—	$150,000
Dividends on preferred stock included in accounts payable	$428,781	$116,053

See Notes to Unaudited Financial Statements

ChoicePay, Inc
Notes to Unaudited Financial Statements
September 30, 2008 and 2007

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

ChoicePay, Inc. (the Company) a majority-owned subsidiary of Tulsa National Bancshares, Inc. (the Parent Company) earns revenues predominately from electronic bill payment services. The Company's customer base is primarily utility companies throughout the midwest United States. The Company captures payments via the Internet, interactive voice response systems, kiosk machines and by interaction through its call center. Payments can be received in cash, checks, via credit cards or ACH transactions from which the Company earns a transaction fee. Payments are then remitted, net of a settlement fee with its customers.

During 2007, the Company changed its name to ChoicePay, Inc., and formerly operated under the name of e-Money Systems, Inc.

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and in accordance with Regulation S-X, Article 10, under the Securities Exchange Act of 1934, as amended.  They are unaudited and exclude some disclosures required for annual financial statements.  Therefore, they should be read in conjunction with the audited financial statements as of and for the year ended December 31, 2007.  The Company believes they have made all necessary adjustments so that our financial statements are presented fairly and that all such adjustments are of a normal recurring nature.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers plus any accrued and unpaid interest. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice.

Property and Equipment

Property and equipment are depreciated over the estimated useful life of each asset. Annual depreciation is primarily computed using the straight-line method.  We depreciate fixed assets on a straight-line basis over their estimated useful lives.  Computer equipment is typically depreciated over a two to five year period.  Furniture and fixtures are typically depreciated over a three to seven year period.  Leasehold improvements are amortized over the lesser of the estimated remaining life of the leasehold or the remaining term of the lease.  Assets under capital lease obligations are depreciated over the shorter of the lease term or their respective estimated useful lives.

Long-Lived Asset Impairment

Management assesses the recoverability of the carrying amount of long-lived assets if certain events or changes in circumstances indicate the carrying value of such assets may not be recoverable, such as a significant decrease in market value of the assets or a significant change in the business conditions.  If management determines that the carrying value of an asset is not recoverable based on expected undiscounted future cash flows, management records an impairment loss equal to the excess of the carrying amount of the asset over its fair value.

Fair Value of Financial Instruments

The carrying amounts of certain financial instruments, including accounts receivable, accounts payable, and accrued liabilities, approximate fair value due to their short maturities.  Our long-term debt and capital lease obligations have interest rates that approximate current market rates; therefore the carrying value approximates fair value.

Income Taxes

Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

Share-Based Payment

The Company accounts for share-based compensation in accordance with Statement of Financial Accounting Standards No. 123R—Share-Based Payment, or SFAS 123R.  Under the fair value recognition provisions of SFAS 123R, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the applicable vesting period of the award (typically three years) using the ratable method.

Preferred Stock

On March 10, 2008, the Company authorized and declared 40,000 shares of Series B 16% Preferred Stock at $.0007 par value. The holders of the Series B Preferred Stock may require the Company to redeem its shares upon certain events, including change in control or termination of the Company at a redemption price equal to $100 per share plus any accrued and unpaid dividends. The claim is senior to common stockholders but junior to the Series A Preferred Stock. There were subscriptions received and accepted for 10,000 shares as of March 18, 2008.

In May 2008, $70,000 of director’s compensation was paid by issuing 700 shares of preferred stock.

Approximately $428,780 in dividends was accrued and unpaid at September 30, 2008.  Series A Preferred Stock accrues at a rate of 12% annually.  Series B Preferred Stock accrues at a rate of 16% annually.

Revenue Recognition

Revenue from the Company's services is recognized when transactions are processed on behalf of customers according to the service agreement entered into with customers.

New Accounting Pronouncements

SFAS 160—Noncontrolling Interests in Consolidated Financial Statements.  In December 2007, FASB issued Statement of Financial Accounting Standard No. 160—Noncontrolling Interests in Consolidated Financial Statements, or SFAS 160, which requires companies to measure noncontrolling interests in subsidiaries at fair value and to classify them as a separate component of equity.  SFAS 160 is effective as of each reporting fiscal year beginning after December 15, 2008, and applies only to transactions occurring after the effective date.  The Company will adopt SFAS 160 beginning January 1, 2009.  The Company does not believe that the adoption of SFAS 160 will have a material effect on its financial position or results of operations.

SFAS 141(R)—Business Combinations.  In December 2007, FASB issued Statement of Financial Accounting Standard No. 141(R)—Business Combinations, or SFAS 141(R), which will require companies to measure assets acquired and liabilities assumed in a business combination at fair value.  In addition, liabilities related to contingent consideration are to be re-measured at fair value in each subsequent reporting period.  SFAS 141(R) will also require the acquirer in pre-acquisition periods to expense all acquisition-related costs.  SFAS 141(R) is effective for fiscal years beginning after December 15, 2008, and is applicable only to transactions occurring after the effective date.  The Company will adopt SFAS 141(R) beginning January 1, 2009.  The Company is currently evaluating the effect the adoption of SFAS 141(R) will have on its financial position and results of operations.

Note 2: Long-Term Debt

Long-term debt as of September 30, 2008 is as follows:

Note Payable, shareholder	(A)	$2,197,471
Note Payable, shareholder	(B)	250,000
Capital lease	(C)	181,056
Capital lease	(D)	65,738
Capital lease	(E)	419,117
Capital lease	(F)	22,295
Capital lease	(G)	137,830
Capital lease	(H)	344,160
Capital lease	(I)	597,886
		4,215,553
Less current maturities		770,800
		$3,444,753

A.	Due April 1, 2009; interest-only payments monthly at 10% until maturity; note is unsecured and is guaranteed by the Parent Company. The note expires on April 1, 2010.

B.	Due February 27, 2009; interest-only payments monthly at 10% until maturity; note is unsecured and is guaranteed by the Parent Company.

C.	Capital lease includes lease covering data processing equipment for five years expiring April 26, 2010; secured by leased equipment and guarantee of the Parent Company.

D.	Capital lease includes lease covering data processing equipment for four years expiring April 26, 2009; secured by leased equipment and guarantee of the Parent Company.

E.	Capital lease includes lease covering data processing equipment for five years expiring September 26, 2010; secured by leased equipment and guarantee of the Parent Company.

F.	Capital lease includes lease covering data processing equipment for three years expiring November 1, 2009; secured by leased equipment.

G.	Capital lease includes lease covering data processing equipment for five years expiring September 1, 2010; secured by leased equipment.

H.	Capital lease includes lease covering data processing equipment for two years expiring December 31, 2009; secured by leased equipment.

I.	Capital lease includes lease covering data processing equipment for five years expiring April 1, 2013; secured by leased equipment.

Note 3: Operating Leases

Noncancellable operating leases for the call center and operating offices expire in 2010. These leases generally contain renewal options for periods of five years.

Future minimum lease payments, subject to a consumer price index adjustment, at September 30, 2008, were:

2008	$63,507
2009	254,027
2010	63,507
$381,041

Rental expense for the nine months ended September 30, 2008 and 2007 was approximately $199,000 and $194,000, respectively.

Note 4: Income Taxes

At September 30, 2008, the Company has unused operating loss carryforwards of approximately $12.4 million which expire between 2018 and 2027.

Note 5: Profit-Sharing Plan

The Company has a 401(k) profit-sharing plan covering substantially all employees. The Company's contributions to the plan are 50% of employees' elective deferral not to exceed 4% of pay, plus 25% of elective deferral over the initial 50% match, not to exceed a total of 6% of the pay of the employee. Contributions to the plan were approximately $49,000 and $47,000 for the periods ending September 30, 2008 and 2007, respectively.

Note 6: Related Party Transactions

The Company has outstanding debt to shareholders at September 30, 2008 (see Note 2).

The Company incurred interest on notes payable to stockholders of approximately $166,000 during the nine months ended September 30, 2008.

The Company deposited cash with a subsidiary of its majority stockholder (Tulsa National Bancshares, Inc.) with a carrying value that at times, may exceed federally insured limits.  We have not experienced any losses in such accounts and believe that any associated credit risk is minimal.  During the nine months ended September 30, 2008 and 2007, the Company paid banking fees of approximately $54,000 and $36,000, respectively to the subsidiary.

Note 7: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

Transaction Revenues

The Company's revenues are earned primarily from utility industry customers.  Revenues are based on transaction fees from individuals paying for utility related services.  During the nine months ended September 30, 2008 and 2007, approximately 35% and 39%, respectively, of revenues were earned from three utility industry customers that fall under common ownership, while revenues earned from another utility industry customer amounted to approximately 22% and 15%, respectively.

Note 8: Stock Warrants

The Company has issued non-detachable stock warrants in connection with preferred stock. Total stock warrants outstanding at September 30, 2008, are as follows:

Purchase Price of Shares	Shares	Maturity Date
$11	57,430	December 2011

Note 9: Subsequent Event
On January 27, 2009, ChoicePay, Inc sold substantially all of its assets to Cowboy Acquisition Company, a wholly owned subsidiary of the Tier Technologies, Inc. in a cash transaction for $7,500,000, with additional payments of up to $2,000,000 possible based on criteria defined in the Asset Purchase Agreement from specified customer contracts.  Proceeds from the sale were used to pay off long-term debt and capital leases.